                                                                    Exhibit 99.2

   NovaStar Financial, Inc. Intends to Request a Review of NYSE Determination
        That It Does Not Meet Applicable Listing Standards and Announces
                       Exploration of Alternative Markets

KANSAS CITY, Mo.,  October 17, 2007 - NovaStar  Financial,  Inc. (NYSE:  NFI), a
residential mortgage portfolio manager, today announced that it has been advised by the staff of NYSE  Regulation,  Inc. that the company's  Common Stock (ticker symbol: NFI) and its 8.90% Class C Cumulative Redeemable Preferred Stock (ticker symbol:  NFI PR C) no longer meet applicable  standards for continued listing on the  New  York  Stock  Exchange  due to a  previously  announced  change  in the company's  corporate  structure.  NovaStar  intends  to request a review of this determination  and will  explore  alternative  arrangements  for the  listing or quoting of its common and preferred stock. The company's securities are expected to continue  to trade on the NYSE  pending  review of the NYSE's  determination.
There can be no assurances  that the company will receive a favorable  review of the staff's determination or, if its securities are delisted from the NYSE, that they will  trade in another  securities  marketplace.

On September 17, 2007,  NovaStar  announced a decision not to declare a dividend related to its 2006  taxable  income,  causing  the  company's  status as a Real
Estate  Investment  Trust (REIT) to terminate,  retroactive  to January 1, 2006.
NovaStar now operates as a C corporation, and this change in corporate structure requires  the  Company  to  satisfy  the  criteria  for  original  listing  as a corporation.  Given the current  market  capitalization  of  NovaStar  and other factors,  the NYSE has advised the  company  that it does not meet the  original listing requirements for a corporation.

Under NYSE  procedures,  a listed  company  has the right to a review of a staff determination  by a Committee of the Board of Directors of NYSE. The request for review must be filed in writing  within 10  business  days after  receiving  the notice of the  staff's  determination.  The  company's  understanding  is that a suspension  date will be announced by the NYSE if the company  fails to properly request a review within the applicable 10-day period, if the Committee's  review upholds  the  staff's  determination,  or if the  Company is  approved  to begin trading in another securities  marketplace.  The NYSE has indicated that it may, at any time,  suspend a security if it believes that  continued  dealings in the security on the NYSE are not advisable.

About NovaStar

NovaStar Financial, Inc. (NYSE: NFI) is a specialty finance company that focuses on  single-family  mortgage loans and  mortgage-backed  securities.  NovaStar is headquartered in Kansas City, Missouri.

For    more     information,     please     reference     our     website     at
http://www.novastarmortgage.com.

This Press Release  contains  forward-looking  statements  within the meaning of
Section  21E of the  Securities  Exchange  Act of 1934,  as  amended,  regarding management's beliefs, estimates,  projections,  and assumptions with respect to, among other things,  our future  operations,  business

plans and strategies,  as well as industry and market  conditions,  all of which are subject to change at any time without notice.  Actual results and operations for any future period may vary materially  from those projected  herein and from past results.  Some important  factors that could cause actual results to differ materially from those anticipated include: our ability to consummate the sale of substantially all of our mortgage servicing rights and servicing  advances;  our ability to continue the operation of our mortgage servicing business pending the sale  of  substantially  all of our  mortgage  servicing  rights  and  servicing advances;  our ability to manage and operate our business  during this difficult period  for the  subprime  industry;  our  ability  to  effectively  manage  our portfolio and our brokering  business in light of recent changes to our business and the subprime  industry;  our ability to continue as a "going  concern";  the effect of our inability to consummate our recently  announced  transactions with
MassMutual  and Jefferies on our business;  our ability to generate and maintain sufficient liquidity on favorable terms or at all; the impact of the loss of our
REIT status as of January 1, 2006,  on our financial  statements,  liquidity and covenants  under  certain of our  financing  agreements;  our  ability to obtain necessary  waivers of, or amendments  to,  covenants  contained in our financing agreements;  the  impact  of the  sale  of our  mortgage  servicing  rights  and servicing  advances on our financial  statements;  our ability to recommence our wholesale  business or expand our retail business if market conditions  improve;
our  ability to remain  listed on the NYSE;  our ability to  originate  and sell loans at a profit  and under  favorable  terms,  or at all,  under  the  current circumstances;  impairments on our mortgage  assets;  increases in prepayment or default rates on our mortgage assets; increases in loan repurchase requests; our ability to use our net loss  carryforwards  and net unrealized  built-in losses;
changes in the types of products we offer;  inability of potential  borrowers to meet our underwriting  guidelines;  changes in assumptions  regarding  estimated loan  losses and fair  value  amounts;  our  ability  to  improve  and  maintain effective internal control over financial  reporting and disclosure controls and procedures  in the  future;  our ability to operate  effectively  with a reduced workforce;  finalization  of the amount and terms of any  severance  provided to terminated  employees;  finalization of the accounting  impact of our previously announced  reductions  in  workforce;  events  impacting  the subprime  mortgage industry in general,  including  events  impacting our competitors and liquidity available  to the  industry;  the  initiation  of margin  calls under our credit facilities; the ability of our servicing operations to maintain high performance standards and maintain appropriate ratings from rating agencies;  our ability to generate  acceptable  income while  maintaining an acceptable level of overhead;
residential  property  values;  interest  rate  fluctuations  on our assets that differ from our  liabilities;  the outcome of litigation  or regulatory  actions pending  against us or other legal  contingencies,  including the outcome of the previously  disclosed  California  case; our compliance with  applicable  local, state and federal laws and regulations or opinions of counsel  relating  thereto and the impact of new local,  state or federal  legislation  or  regulations  or opinions of counsel relating  thereto or court decisions on our operations;  our ability to adapt to and implement  technological  changes;  compliance  with new accounting  pronouncements;  the impact of general economic conditions;  and the risks that are from time to time included in our filings with the SEC, including our  Annual  Report on Form  10-K for the year  ended  December  31,  2006,  our quarterly  reports on Form 10-Q for the periods  ending March 31, 2007, and June
30, 2007.  Other factors not presently  identified may also cause actual results to differ. Words such as "believe," "expect,"  "anticipate,"  "promise," "plan,"
"intend" and other expressions or words of similar  meanings,  as well as future or conditional  verbs such as "will," "would,"  "should,"  "could," or "may" are generally intended to identify  forward-looking  statements.  This press release speaks  only as of its date and we  expressly  disclaim  any duty to update  the information herein.

Media Relations Contact
Richard M. Johnson
913.649.8885
Investor Relations Contact
Jeffrey A. Gentle
816.237.7424